As filed with the Securities and Exchange Commission on May 6, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0507047
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

2400 Bayshore Parkway, Suite 200

Mountain View, California 94043

(Address of Principal Executive Offices including Zip Code)

MAP Pharmaceuticals, Inc. 2007 Equity Award Plan

MAP Pharmaceuticals, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Timothy S. Nelson President and Chief Executive Officer MAP Pharmaceuticals, Inc. 2400 Bayshore Parkway, Suite 200 Mountain View, California 94043 (650) 386-3100	Copy to: Patrick A. Pohlen, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $0.01 per share, issuable under the MAP Pharmaceuticals, Inc. 2007 Equity Award Plan (1):	1,000,000 shares	$15.32	$15,320,000	$1,778.65
Common Stock, par value $0.01 per share, issuable under the MAP Pharmaceuticals, Inc. Employee Stock Purchase Plan (2):	215,000 shares	$15.32	$3,293,800	$382.41
Total:	1,215,000 shares	—	$18,613,800	$2,161.06

(1)	The MAP Pharmaceuticals, Inc. 2007 Equity Award Plan (the “2007 Plan”) authorizes the issuance of a maximum of 5,494,580 shares of common stock, of which 1,000,000 shares are being registered hereunder.
(2)	The MAP Pharmaceuticals, Inc. Employee Stock Purchase Plan (the “ESPP”) authorizes the issuance of a maximum of 1,135,000 shares of common stock, of which 215,000 shares are being registered hereunder.
(3)	Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of the MAP Pharmaceuticals, Inc.’s common stock that become issuable under the 2007 Plan and the ESPP by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP.
(4)	This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price per Share is $15.32, which is the average of the high and low prices for the registrant’s common stock as reported on the Nasdaq Global Market on April 29, 2011.

This registration statement will become effective upon filing in accordance with Rule 462 under the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2007, File No. 333-146656 (the “Original Registration Statement”), MAP Pharmaceuticals, Inc. (the “Registrant”) registered 2,494,580 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable under the MAP Pharmaceuticals, Inc. 2007 Equity Award Plan (the “2007 Plan”) and 500,000 shares of Common Stock issuable under the MAP Pharmaceuticals, Inc. Employee Stock Purchase Plan (the “ESPP”). By a registration statement on Form S-8 filed with the SEC on March 27, 2009, File No. 333-158253 (the “2009 S-8”), the Registrant registered an additional 1,000,000 shares of Common Stock issuable under the 2007 Plan and an additional 205,000 shares of Common Stock issuable under the ESPP. By a registration statement on Form S-8 filed with the SEC on March 25, 2010, File No. 333-165694 (the “2010 S-8”), the Registrant registered an additional 1,000,000 shares of Common Stock issuable under the 2007 Plan and an additional 215,000 shares of Common Stock issuable under the ESPP. The Registrant is hereby registering an additional 1,000,000 shares of Common Stock issuable under the 2007 Plan and an additional 215,000 shares of Common Stock issuable under the ESPP.

Pursuant to Instruction E of Form S-8, the contents of the Original Registration Statement, 2009 S-8 and 2010 S-8 are incorporated by reference in this Registration Statement on Form S-8.

PART I

The Registrant is not filing or including in this Form S-8 the information called for in Part I of the Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

Item 3.	Incorporation of Documents by Reference.

The SEC allows the Registrant to “incorporate by reference” the information the Registrant files with the SEC, which means that the Registrant can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed (rather than furnished) with the SEC will update and supersede this information. The Registrant hereby incorporates by reference into this registration statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 4, 2011;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011;

(c)	The Registrant’s Current Reports on Form 8-K filed on January 31, 2011 (excluding Item 7.01 thereof), February 1, 2011, February 18, 2011, and April 15, 2011, and on Form 8-K/A on February 16, 2011; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-33719), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 2, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VI of the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that, to the maximum extent permitted by the DGCL, as now exists or as may hereafter be amended, a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Article VI of the Certificate further provides that the Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Registrant.

Article IX of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Registrant who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Registrant shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in the Certificate and Bylaws, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits on the amount of coverage.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 001-33719), filed on November 19, 2007).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 001-33719), filed on November 19, 2007).

4.3	Specimen Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (File No. 333-143823), filed on September 20, 2007).

4.4	MAP Pharmaceuticals, Inc. 2007 Equity Award Plan (incorporated by reference from Exhibit 10.3 to the Registrant’s registration statement on Form S-1/A (File No. 333-143823), filed on September 20, 2007).

4.5	MAP Pharmaceuticals, Inc. Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.30 to the Registrant’s registration statement on Form S-1/A (File No. 333-143823), filed on September 20, 2007).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

Item 9.	Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 6th day of May, 2011.

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson
Timothy S. Nelson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy S. Nelson and Christopher Y. Chai, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ TIMOTHY S. NELSON	President and Chief Executive Officer, Director (Principal Executive Officer)	May 6, 2011
TIMOTHY S. NELSON

/S/ CHRISTOPHER Y. CHAI	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2011
CHRISTOPHER Y. CHAI

/S/ SCOTT R. WARD	Chairman of the Board of Directors	May 6, 2011
SCOTT R. WARD

/S/ THOMAS A. ARMER , P H ..D.	Director, Chief Scientific Officer	May 6, 2011
THOMAS A. ARMER , P H .D.

/S/ JOHN G. FREUND , M.D.	Director	May 6, 2011
JOHN G. FREUND , M.D.

/S/ CARL S. GOLDFISCHER , M.D.	Director	May 6, 2011
CARL S. GOLDFISCHER , M.D.

/S/ GERRI A. HENWOOD	Director	May 6, 2011
GERRI A. HENWOOD

/S/ BERNARD J. KELLEY	Director	May 6, 2011
BERNARD J. KELLEY

/S/ MATTHEW V. MCPHERRON	Director	May 6, 2011
MATTHEW V. MCPHERRON

/S/ H. WARD WOLFF	Director	May 6, 2011
H. WARD WOLFF

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 001-33719), filed on November 19, 2007).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 001-33719), filed on November 19, 2007).

4.3	Specimen Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form S-1/A (File No. 333-143823), filed on September 20, 2007).

4.4	MAP Pharmaceuticals, Inc. 2007 Equity Award Plan (incorporated by reference from Exhibit 10.3 to the Registrant’s registration statement on Form S-1/A (File No. 333-143823), filed on September 20, 2007).

4.5	MAP Pharmaceuticals, Inc. Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.30 to the Registrant’s registration statement on Form S-1/A (File No. 333-143823), filed on September 20, 2007).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).